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                                                                    EXHIBIT 5.2

INTERNAL REVENUE SERVICE                    DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OH 45201
CHICAGO, IL 60690
                                            Employer Identification Number:
Date: November 29, 2001                        43-1162835
                                            DLN:
ANHEUSER-BUSCH COMPANIES, INC.                  1700721014031
C/O MARK S. VOELPEL                         Person to Contact:
ONE BUSCH PLACE                                 Brian Hohler     ID# 12205
ST. LOUIS, MO  63118-1852                   Contact Telephone Number:
                                                (877) 829-5500
                                            Plan Name:
                                                ANHEUSER-BUSCH DEFERRED
                                                INCOME STOCK PURCHASE
                                                AND SAVINGS PLAN
                                            PLAN NUMBER:  064


Dear Applicant:

         We have made a favorable determination on your plan, identified above based on the information you have supplied. Please keep this letter, the application forms submitted to the request this letter and all correspondence with the Internal Revenue Service regarding your application in your permanent records. You must retain this information to preserve your reliance on this letter.

         Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

         The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination is subject to your adoption of the proposed amendments submitted in your letter dated NOVEMBER 21, 2001. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).



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         This determination letter is applicable for the amendment(s)
executed on October 4, 1996.

         This determination letter is also applicable for the amendment(s) dated on March 25, 1997.

         This plan is an employee stock ownership plan with a cash or deferred arrangement described Code section 401(k).

         This plan satisfies the requirements of Code section 4975(e)(7).

         Based on the information supplied, we have determined that your plan meets the requirements of section 401(k) of the Internal Revenue Code.

         This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act. Pub. L. 103-465, the Small Business
Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the
Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206 and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.

         The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD Card.

         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                         Sincerely yours,

                                         /s/ PAUL T. SCHULTZ

                                         Paul T. Schultz
                                         Director,
                                         Employee Plans Rulings & Agreements

Enclosures
Publication 794
Addendum

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         This determination is conditioned upon your adoption of the proposed restated plan as submitted with your or your representative's letter dated November 21, 2001. The proposed plan should be adopted on or before the date prescribed by the regulations under Code section 401(b).

         This determination letter is also applicable for the amendments dated on May 1, 1998; June 1, 1998; July 28, 2000; December 20, 2000;
March 27, 2001; July 31, 2001 and August 2, 2001.



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